ATCHISON CASTING CORPORATION ANNOUNCES CLOSING OF SALE OF CORE OPERATING ASSETS

Atchison, Kan (December 23, 2003) - Atchison Casting Corporation (OTCBB:
AHNCQ.PK) and five subsidiaries comprised of Amite Foundry and Machine, Inc.,
Prospect Foundry, Inc., Prime Cast, Incorporated, ACC Global Corporation and
London Precision Machine & Tool, Ltd. today announced the closing of the sale of their remaining operating assets out of bankruptcy to subsidiaries of AmeriCast
Technologies, Inc., an affiliate of KPS Special Situations Fund II, L.P. Total consideration paid for the purchase of the assets was $40 million payable in cash and a note plus the assumption of certain liabilities.

This press release contains forward-looking statements that involve risks and uncertainties. Such statements include the company's expectations as to future performance. Among the factors that could cause actual results to differ materially from the forward-looking statements are the following: business conditions and the state of the general economy, particularly the capital goods industry, the satisfaction of the conditions to the agreement, including the successful conclusion of union contract negotiations, the possibility of other offers, the need for bankruptcy court approval, and the many uncertainties involved in operating a business in reorganization under Chapter 11.